Exhibit 99.1

Callaway Golf Company Announces Preliminary Financial Results For First Quarter 2020 And Provides A COVID-19 Business Update

CARLSBAD, Calif., April 27, 2020 /PRNewswire/ -- Callaway Golf Company (the "Company") (NYSE:ELY) announced today preliminary financial results for the quarter ended March 31, 2020 and provided additional commentary on the Company's performance amid the COVID-19 pandemic.

"Through early March, we were pleased that our business continued to deliver strong results and was on track for record net sales for 2020, continuing our trend of delivering successive record results in each of the last three years," commented Chip Brewer, President and Chief Executive Officer of Callaway Golf Company. "Notably, Japan and Korea delivered year-over-year growth in the first quarter of 2020 despite challenges from COVID-19. Additionally, our golf equipment market shares remained strong in all of our major markets. Through March, we held the #1 share position in the U.S. for total Hardgoods as well as for total Golf Clubs, and in Europe we held the #1 position in Hardgoods through February, which is the last month for which data is available. We believe we gained share in both Europe and Asia while ceding some share in the U.S. primarily due to launch timing."

Mr. Brewer continued, "In March, global regulatory responses implementing social distancing and shelter-in-place orders significantly slowed retail sales and created various business operations challenges worldwide which significantly affected our first quarter financial results after a great start. Although we still delivered a profitable quarter, given the uncertain duration of the impact, the Company has been focused on significantly reducing costs and enhancing liquidity to ensure we are well-positioned to navigate through a protracted downturn. Our thoughts and prayers go out to all those globally who are affected by the virus and our sincerest gratitude goes out to all those working diligently to stop the virus or care for those affected by the virus."

Preliminary Summary of First Quarter 2020 Financial Results

The results in this section reflect preliminary expectations of financial results for the quarter ended March 31, 2020, and have been prepared in good faith on a consistent basis with prior periods. The Company and its auditors have not completed their financial closing and review procedures and actual results are therefore subject to change. Additional information concerning the preparation of these preliminary estimates is set forth toward the end of this release.

In addition, the manner in which the non-GAAP EBITDAS information is derived is discussed further towards the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

Based on currently available information, the Company estimates the following results for the quarter ended March 31, 2020:

	2020 Estimate	2019 Results
Net Sales	$438 - $443 million	$516 million
Earnings Per Share	$0.27 - $0.31	$0.50
EBITDAS*	$55 - $59 million	$79 million

*Earnings before Interest, Taxes, Depreciation and Amortization Expense, and Stock Compensation Expense

The Company expects to report consolidated net sales in the range of $438 million - $443 million for the first quarter of 2020, compared to $516 million for the same period in 2019. This decrease is attributable to the impact of COVID-19 on the Company's golf equipment business and soft goods business. Foreign currencies negatively impacted net sales by approximately $4 million in the first quarter of 2020 compared to the same period in 2019. The Company expects to report first quarter 2020 GAAP EPS in the range of $0.27 - $0.31 compared to first quarter 2019 GAAP EPS of $0.50. The Company expects to report cash and cash equivalents of approximately $167 million and net debt of approximately $631 million as of March 31, 2020.

Response to COVID-19

The Company previously reported that due to the COVID-19 pandemic the Company was taking actions to significantly reduce costs, maximize liquidity and protect its employees. The Company continues to take such actions and strengthen its operating and financial position during this prolonged disruption. This includes:

  Achieved an almost 20% reduction in planned operating expenses and capital expenditures through efforts to reduce discretionary spending and infrastructure costs on a worldwide basis, including voluntary reductions in compensation by the Board of Directors, the CEO and Senior Management.
  Implemented other programs to maximize cash and liquidity, including proactive inventory reduction programs and a suspension of the Company's open market stock repurchase program.
  As of March 31, 2020, the Company had over $250 million in cash and availability under its credit facilities. While the Company believes its cash and credit facilities are adequate to sustain its business through this crisis, the Company continues to consider other available sources of capital as market conditions and programs present themselves. As previously reported, during the first quarter of 2020 the Company added $40 million of loan commitments and the Company is in the process of amending its credit facilities to increase its flexibility to opportunistically take advantage of other available sources of capital, including capital markets and government sponsored programs for which the Company may qualify in the United States and internationally.
  The safety and health of the Company's employees, customers and partners has remained paramount. Using guidelines promulgated by health organizations around the world, the Company has implemented preventive measures to help protect its constituents, including restricting travel, visitors, and meetings and implementing work-from-home programs. A majority of the Company's employees in the United States and Europe, including its corporate offices in California, are currently working from home. The Company has established a global leadership taskforce that meets on a weekly basis to develop protocols to protect its employees now and as it transitions back to normal operations, including protocols for social distancing, in-office safety precautions and reporting procedures.

Business Outlook

"Although the full impact of the COVID-19 outbreak on society, the economy, and our businesses remains unclear, we are confident that our principal businesses (golf equipment, golf apparel and accessories as well as outdoor apparel and accessories) position us well for a world of social distancing and a 'new normal,'" commented Mr. Brewer. "The joy of being outdoors, whether hiking, camping or simply taking a walk in nature, has never been more evident and is both logically and emotionally appealing today more than ever. At the same time, we expect the sport of golf to come back quickly as it is commonly viewed as a relatively safe and healthy outdoor activity that one can enjoy while still observing social distancing guidelines. This theory is supported by high usage rates of many golf courses that are open in North America as well as the reported usage rates as markets opened up post COVID-19 outbreaks in both Korea and China. It is also supported by third party National Golf Foundation research which indicates a pent-up desire to play the game. Furthermore, while many portions of our business are currently operating on a limited basis due to various government orders, which will significantly impact our second quarter financial results, we are starting to see some signs of recovery, particularly in the regions that were first affected by COVID-19 and are in the process of recovering."

The Company also announced that:

  E-commerce (both in the Company's soft goods and golf equipment businesses) has been exceeding expectations globally and is partially offsetting the decline in wholesale and retail.
  Due to the early impact from COVID-19, the Company's golf and apparel businesses in China were down significantly at the beginning of the year but both have rebounded well, exceeding the Company's expectations in April, with golf rebounding particularly strongly in-country.
  Overall, the business is seeing core resilience across Asia, especially in Korea. As a result, the Company expects sales in that region will be a strong net contributor for the full year. Even with the severe disruptions associated with COVID-19 in the first quarter, the Company's business in both Japan and Korea delivered revenue growth in the first quarter and is continuing to perform well in April.
  Recent steps to relax social distancing regulations in Germany and the DACH region are encouraging given Jack Wolfskin's business has a significant portion of sales in this region relative to broader Europe.
  In the United States, the National Golf Foundation estimates that approximately half of U.S. golf courses are open currently. Trends indicate continued opening of courses as golf is commonly viewed as a safe and healthy outdoor activity. The Company is also starting to see some golf retail activity phase back in as state and county governments allow courses to open.

"As we move forward, we remain committed to maintaining our disciplined approach to managing capital and expenses in this uncertain environment, while continuing to make sure we are structured and positioned appropriately in our 'new normal.' The strength of our brands, geographic diversity and the strong operational steps we've taken to date affirm the ability of Callaway to navigate through this crisis," concluded Mr. Brewer.

The Company previously reported that due to COVID-19 the Company was no longer providing financial guidance at this time. The Company expects to provide a further update on its business and market conditions at its first quarter earnings call in May.

Preliminary Financial Estimates

The preliminary estimates presented above are the responsibility of management and have been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the three months ended March 31, 2020, and its actual results could vary materially from these preliminary estimates. In addition, the Company's independent registered public accounting firm has not audited this information or completed its quarterly review procedures for the quarter ended March 31, 2020 and does not express an opinion or any other form of assurance with respect to these preliminary estimates or their achievability. During the course of the preparation of the Company's consolidated financial statements and related notes as of and for the three months ended March 31, 2020, the Company and its auditors may identify items that would require the Company to make material adjustments to the preliminary estimates presented above. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved in any future period. Investors are cautioned not to place undue reliance on such preliminary estimates.

Non-GAAP Information

The GAAP results contained in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

EBITDAS. The Company provides information about its results excluding interest, taxes, depreciation and amortization expense, and non-cash stock compensation expense.

In addition, the Company has included in the schedules to this release a reconciliation of non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business with regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects or growth and scale opportunities, including statements relating to the Company's estimated first quarter 2020 net sales, earnings per share and other financial guidance, future industry and market conditions, the impact of the COVID-19 pandemic on the Company's business, results of operations and financial condition and the impact of any measures taken to mitigate the effect of the pandemic, availability of capital under the Company's credit facilities, the capital markets and other sources, and the Company's liquidity and cost reduction efforts, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "estimate," "could," "should," "intend," "may," "plan," "seek," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including disruptions to business operations whether from travel restrictions, mandated quarantines or voluntary "social distancing" that affects employees, customers and suppliers; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; our level of indebtedness; continued availability of credit facilities and ability to comply with applicable debt covenants; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; consumer acceptance of and demand for the Company's and its subsidiaries' products; competitive pressures; the Company's ability to attract talent for key positions within the organization; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19, on the economy generally, on the level of demand for the Company's and its subsidiaries' products or on the Company's ability to manage its operations, supply chain and delivery logistics in such an environment; continued compliance with the terms of the Company's credit facilities; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company's products or in manufacturing the Company's products; and a decrease in participation levels in golf generally, as well as during or as a result of the COVID-19 outbreak. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2019 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf Company
Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Contacts:	Brian Lynch
Patrick Burke
(760) 931-1771

CALLAWAY GOLF COMPANY
Non-GAAP Reconciliation
(Unaudited)
(In Millions)

	EBITDAS
	Quarter Ended
	March 31, 2020 (2)

Net income	$26	-	$30
Interest expense, net	9	-	9
Income tax provision	9	-	9
Depreciation and amortization expense	9	-	9
Non-cash stock compensation expense	2	-	2
EBITDAS (1)	$55	-	$59

(1) EBITDAS excludes from estimated net income estimated interest expense, taxes, depreciation and amortization expense, and non-cash stock compensation expense.

(2) The Company has not completed its financial closing procedures for the three months ended March 31, 2020, and its actual results could vary materially from these preliminary estimates.